As filed with the Securities and Exchange Commission on July 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amarin Corporation plc

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

(Address of principal executive offices)

Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Tom Maher

Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Alan Cooke

Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Dr. Declan Doogan

(Full title of the plans)

John Thero

Chief Financial Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

Mystic Packer Building

12 Roosevelt Avenue

Mystic, CT 06355

(860) 572-4979

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Tel. (617) 570-1933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 50 pence each (1)	280,000(2)	$2.60	$728,000	$51.91
Ordinary Shares, par value 50 pence each (1)	400,000(3)	$2.60	$1,040,000	$74.15
Ordinary Shares, par value 50 pence each (1)	400,000(4)	$2.60	$1,040,000	$74.15

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 50 pence each (“Ordinary Shares”), of Amarin Corporation plc (“Amarin”) are registered on a separate registration statement. Each ADS represents one Ordinary Share.
(2)	The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Amarin Corporation plc 2008 Long Term Incentive Award issued to Mr. Tom Maher. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable pursuant to the anti-dilution provisions of the Amarin Corporation plc Long Term Incentive Award issued to Mr. Tom Maher.
(3)	The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Amarin Corporation plc 2008 Long Term Incentive Award issued to Mr. Alan Cooke. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable pursuant to the anti-dilution provisions of the Amarin Corporation plc Long Term Incentive Award issued to Mr. Alan Cooke.
(4)	The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Amarin Corporation plc 2008 Long Term Incentive Award issued to Dr. Declan Doogan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable pursuant to the anti-dilution provisions of the Amarin Corporation plc Long Term Incentive Award issued to Dr. Declan Doogan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of documents by reference.

The following documents have been filed by Amarin Corporation plc (“Amarin,” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this Registration Statement:

The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009;

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2009; and

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 19, 1993, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Amarin with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of securities.

Not applicable.

ITEM 5.	Interests of named experts and counsel.

Not applicable.

ITEM 6.	Indemnification of directors and officers.

Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Subject to and so far as may be permitted by the UK Companies Act 1985 (“UK Act”), every director other officer and auditor of the Registrant shall be indemnified out of the assets of the Registrant against any cost, expense, liability (including, but without limitation, any such liability as is mentioned in section 310(3) of the UK

Act) or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under any statute.

The Registrant maintains officers’ and directors’ liability insurance, which provides coverage to its directors and officers for certain liabilities.

ITEM 7.	Exemption from registration claimed.

Not applicable.

ITEM 8.	Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.	Description of Exhibit

*4.1	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Tom Maher.

*4.2	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Alan Cooke.

*4.3	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Dr. Declan Doogan.

4.4	Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.5	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.6	Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F–6, File No. 333–147660, filed with the Securities and Exchange Commission on November 28, 2007).

4.7	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.8	Form of American Depositary Receipt, evidencing one ADS, representing one Ordinary Share, of the Registrant (incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form F-6, Registration No. 333-147660, filed with the Securities and Exchange Commission on November 28, 2007).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.

ITEM 9.	Undertakings.

The undersigned Registrant hereby undertakes:

1 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1)(i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, paragraphs (1)(i) and (ii) shall not apply.

2 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling Person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mystic, Connecticut, on July 9, 2010.

AMARIN CORPORATION PLC

By:	/S/ JOHN THERO
Name:	John Thero
Title:	Chief Financial Officer, Principal Financial and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Declan Doogan and John Thero, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DECLAN DOOGAN (Declan Doogan)	Interim Chief Executive Officer (principal executive officer)	July 9, 2010

/S/ JOHN THERO (John Thero)	Chief Financial Officer (principal financial and principal accounting officer)	July 9, 2010

/S/ JOSEPH S. ZAKRZEWSKI (Joseph S. Zakrzewski )	Executive Chairman	July 9, 2010

/S/ THOMAS LYNCH (Thomas Lynch)	Director	July 9, 2010

/S/ JAMES HEALY (James Healy)	Director	July 9, 2010

/S/ JOSEPH ANDERSON (Joseph Anderson)	Director	July 9, 2010

/S/ CARL GORDON (Carl Gordon)	Director	July 9, 2010

/S/ MANUS ROGAN (Manus Rogan)	Director	July 9, 2010

/S/ LARS EKMAN (Lars Ekman)	Director	July 9, 2010

/S/ JAN VAN HEEK (Jan van Heek)	Director	July 9, 2010

/S/ JOHN THERO (John Thero)	Authorized Representative in the United States	July 9, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*4.1	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Tom Maher.

*4.2	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Alan Cooke.

*4.3	Amarin Corporation plc 2008 Long Term Incentive Award dated May 20, 2008 issued to Dr. Declan Doogan.

4.4	Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.5	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.6	Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F–6, File No. 333–147660, filed with the Securities and Exchange Commission on November 28, 2007).

4.7	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.8	Form of American Depositary Receipt, evidencing one ADS, representing one Ordinary Share, of the Registrant (incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form F-6, Registration No. 333-147660, filed with the Securities and Exchange Commission on November 28, 2007).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.